UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2017

Consolidated Edison, Inc.

(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York		10003
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 460-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 16, 2017, the Board of Directors of Consolidated Edison, Inc. amended the company’s By-laws, effective as of February 16, 2017, to add the Proxy Access Annex to permit a shareholder, or a group of up to 20 shareholders, owning at least 3% of the company’s outstanding common stock continuously for at least three years to nominate and include in the company’s proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board of Directors, provided that the shareholders and the nominees satisfy specified requirements. In addition, the Board of Directors amended Section 7 of the By-laws, which includes provisions for shareholder proposals and director nominations, to update advance notice timing, procedural and informational requirements and made certain other clarifying, administrative and ministerial changes to the By-laws. This description of the amendments to the By-laws is qualified in its entirety by reference to the By-laws, a copy of which is included as Exhibit 3.1 to this report and is incorporated in this Item 5.03 by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1         By-laws of Consolidated Edison, Inc., effective as of February 16, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.

By	/s/ Robert Muccilo
Robert Muccilo
Vice President and Controller

Date: February 16, 2017